EXHIBIT 99.1

La-Z-Boy Incorporated Announces Chief Financial Officer Succession

VP, Finance and Treasurer Taylor Luebke to Succeed Bob Lucian as CFO

MONROE, Mich., October 10, 2024 – La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today announced that Bob Lucian, Senior Vice President and Chief Financial Officer, will retire at the end of the fiscal year, effective April 26, 2025. Taylor Luebke, Vice President, Finance and Treasurer, will succeed Lucian as Senior Vice President and Chief Financial Officer beginning January 1, 2025.

Luebke has nearly 20 years of finance experience, including in financial planning and analysis, treasury, supply chain finance, and business strategy. He joined La-Z-Boy Incorporated in 2021 and has held roles of increasing responsibility, most recently serving as Vice President, Finance and Treasurer, working in close partnership with the Chief Financial Officer to drive strategic planning and lead the company’s day-to-day financial and treasury operations. In addition to his time at La-Z-Boy Incorporated, Luebke has held several financial leadership roles with iconic consumer product companies, most notably The Procter & Gamble Company.

After almost 35 years in finance, Lucian joined La-Z-Boy Incorporated in 2019 and served as Vice President, Finance until his appointment to his current role as CFO in 2021. He will continue in his current position through December 31, 2024, and will remain with the company until the end of the fiscal year to support the transition.

“I would like to thank Bob for his years of leadership contributions,” said Melinda Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated. “He has played an integral role in helping to execute our Century Vision strategy, including growing our Retail network and maintaining a strong balance sheet and disciplined capital allocation, even through the pandemic disruption and ongoing challenging macroeconomic environment.”

Whittington continued, “I’m also exceedingly pleased to have Taylor in place to succeed Bob as CFO, which is a testament to our robust succession planning and talent development. With his strong financial expertise and business acumen, Taylor is well positioned to take on this important role and continue to deliver on our Century Vision strategic execution and financial success. He has already taken an increasingly active role with our Board and investors, and I have full confidence in his ability to provide strong financial leadership for La-Z-Boy Incorporated throughout the next phase of the company’s growth.”

“It has been an honor to serve as CFO for La-Z-Boy Incorporated and a great privilege to work with this exceptional team, including Taylor Luebke, who has a thorough understanding of this company and will help drive its future success,” said Lucian. “I look forward to watching as La-Z-Boy Incorporated continues to leverage its iconic brand and financial position to drive shareholder value.”

Contacts:
Mark Becks, Investor Relations: (734) 457-9538; Mark.Becks@la-z-boy.com
Cara Klaer, Corporate Communications: (734) 598-0652; Cara.Klaer@la-z-boy.com

About La-Z-Boy Incorporated:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of about 190 company-owned La-Z-Boy Furniture Galleries® stores, and is part of a broader network of over 350 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for its Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2024 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.
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